EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Priority Healthcare Corporation (the “Company”) on Form 10-Q for the period ending June 28, 2003, as filed with the Securities and Exchange Commission on August 5, 2003 (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STEVEN D. COSLER

Steven D. Cosler President and Chief Executive Officer
August 5, 2003

/s/ STEPHEN M. SAFT

Stephen M. Saft Chief Financial Officer and Treasurer
August 5, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Priority Healthcare Corporation and will be retained by Priority Healthcare Corporation and furnished to the Securities and Exchange Commission or its staff upon request.